Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 (File No. 333-284411) of TNL Mediagene of our report dated April 30, 2025 relating to the financial statements of TNL Mediagene, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China

May 13, 2025